COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS VARIABLE INVESTMENT FUND, SMALL COMPANY
STOCK PORTFOLIO AND THE RUSSELL 2500 INDEX

EXHIBIT A:

                                DREYFUS VARIABLE
                                INVESTMENT FUND,
 PERIOD      RUSSELL 2500        SMALL COMPANY
               INDEX *          STOCK PORTFOLIO

 5/1/96        10,000                10,000
12/31/96       10,748                10,873
12/31/97       13,366                13,240
12/31/98       13,417                12,449

* Source: The Frank Russell Company